Exhibit 10(v)

AMENDMENT TO OPERATING AGREEMENT
OF
GROVE SPA, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

This Amendment to Operating Agreement (the “Amendment”) is made effective as of November 14, 2008 (the “Effective Date”) by and between Grove Hotel Partners, LLC, a Delaware limited liability company (“GHP”) and CII Spa, LLC, a Delaware limited liability company (“CII”) is made and entered into based upon the following:

RECITALS

A. Noble House Associates, LLC, a Delaware limited liability company (“NHA”) and CII were the original Members [as that, and all other capitalized terms not separately defined herein, is defined in that certain Operating Agreement of Grove Spa, LLC, a Delaware Limited Liability Company dated as of September 15, 2004 (the “Operating Agreement”)] in GROVE SPA, LLC, a Delaware Limited Liability Company (the “Company”).

B. NHA, pursuant to an Assignment and Assumption of Membership Interest (the “Assignment”) has, immediately prior to this Amendment, transferred and assigned its Percentage Interest in the Company to GHP.

C. In connection with the Assignment, CII consented to the Assignment from NHA to GHP, all in accordance with the Operating Agreement of the Company and the procedures and requirements to transfer membership interests contained in the Operating Agreement.

D.           CII and GHP wish to amend the Operating Agreement to reflect the fact that they are now the sole Members of the Company.

NOW, THEREFORE, based on the foregoing, the Operating Agreement is hereby amended as follows:

1.
The preamble and all other applicable provisions of the Operating Agreement are amended to reflect that Grove Hotel Partners, LLC a Delaware limited liability company (hereinafter “GHP”) has, effective November ___, 2008, pursuant to the Assignment, as consented to by CII, and executed by NHA and GHP, all in accordance with the Operating Agreement, become a Member in the place and stead of NHA, and all of the rights, duties, obligations, privileges and restrictions of the membership of NHA in the Company has been bestowed upon and assumed by GHP, free and clear of liens and encumbrances; and an affiliate of GHP has become the lessee under the Primary Lease; and an affiliate of GHP has become the operator of the Spa.

2.	Section 1.7(b) is amended such that GHP is and shall be the “Tax Matters Partner,” and its address for such purpose shall be _______________________________________________.
3.	Sections 2.1, 5.1 and Schedule I are amended to reflect that GHP’s total contributions and Percentage Interests are:
Capital Contributions:	Percentage Interests:
GHP: $1,585,086.88	50%
CII: $1,585,086.88	50%

4.	The member loan reflected on Schedule 1, made pursuant to the Development Financing Loan has been paid in full.
5.	Section 12.2 is amended such that notices to GHP shall be provided to:
______________________________________
______________________________________
______________________________________
______________________________________

All other terms and conditions of the Operating Agreement remain in full force and effect as if this Amendment did not exist.

IN WITNESS WHEREOF, all of the Members of the Company have executed the Amendment the day and date first above written.

“GHP”
GROVE HOTEL PARTNERS, LLC

By: /s/ John Cullen
Name: John Cullen
Title: President

“CII”
CII Spa, LLC, a Delaware limited liability company

By: ___________________________
Name:
Title: